UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

NeuroBo Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NeuroBo Pharmaceuticals, Inc.
200 Berkeley Street, Office 19th Floor
Boston, Massachusetts 02116
          , 2021
To the Stockholders of NeuroBo Pharmaceuticals, Inc.:
You are invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of NeuroBo Pharmaceuticals, Inc. (the “Company”) scheduled for       ,         , 2021 at 5:00 p.m., Eastern Time. The Special Meeting will be held virtually via live webcast by visiting http://www.meetingcenter.io/206142887, passcode NRBO2021
We are holding the Special Meeting in order to seek stockholder approval, in accordance with applicable rules of the Nasdaq Capital Market, of the issuance of our common shares in settlement of potential milestone payment obligations that may become payable by us in the future to former securityholders of ANA Therapeutics, Inc., a Delaware corporation (“ANA”), pursuant to that certain Agreement and Plan of Merger, dated December 31, 2020 (the “Merger Agreement”), by and among NeuroBo, Shelby Merger Sub 1, Inc., a Delaware corporation, Shelby Merger Sub 2, LLC, a Delaware limited liability company, ANA and Akash Bakshi, solely in his capacity as representative of the securityholders of ANA.
Under the Merger Agreement, former ANA securityholders, in the aggregate and subject to the terms and conditions of the Merger Agreement, may be entitled to receive from us up to $175.5 million in milestone payments, of which $45.0 million would become payable upon the first receipt of marketing approval from the U.S. Food and Drug Administration for any niclosamide product (the “Approval Milestone Payment”) and an aggregate of up to $130.5 million would become payable upon the achievement of specified net sales milestones (the “Sales Milestone Payments” and together with the Approval Milestone Payment, the “Milestone Payments”). Under certain circumstances described in the Merger Agreement and elsewhere in the attached Notice of Special Meeting and Proxy Statement, and subject to approval of our stockholders at the Special Meeting or otherwise, portions of the Milestone Payments may be settled in our common stock. In the absence of obtaining the requisite stockholder approval, any Milestone Payments that become payable will be settled in cash.
We are not seeking stockholder approval or ratification of our acquisition of ANA (the “ANA Acquisition”) or the Merger Agreement because the ANA Acquisition has been consummated and neither the issuance of the consideration paid at the closing of the ANA Acquisition nor the performance of our future obligations under the Merger Agreement requires stockholder approval under the rules of the Nasdaq Capital Market, Delaware law, or our Third Amended and Restated Certificate of Incorporation, as amended.
Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting and Proxy Statement, which you are urged to read carefully. Our board of directors unanimously recommends that you vote “FOR” Proposals 1 and 2, as set forth in the Proxy Statement.
Sincerely,
/s/ Dr. Richard Kang
President and Chief Executive Officer

NeuroBo Pharmaceuticals, Inc.
200 Berkeley Street, 19th Floor
Boston, Massachusetts 02116
NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders of NeuroBo Pharmaceuticals, Inc.:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on      ,       , 2021 at 5:00 p.m., Eastern Time. The Special Meeting will be held virtually via live webcast by visiting http://www.meetingcenter.io/206142887, passcode NRBO2021.
At the Special Meeting we will:
1.
vote to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance of shares of our Common Stock in connection with the occurrence of Milestone Payments that may become payable in the future to former securityholders of ANA Therapeutics, Inc., pursuant an Agreement and Plan of Merger we entered into on December 31, 2020; and

2.
vote to approve the authorization to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 1 if there are not sufficient votes to approve Proposal 1.

These items are more fully described in the Company’s Proxy Statement accompanying this Notice.
The record date for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting, or any adjournment or postponement thereof, was the close of business on          , 2021. You have the right to receive this Notice and vote at the Special Meeting if you were a stockholder of record at the close of business on         , 2021. Whether or not you expect to attend the Special Meeting, we encourage you to read the proxy statement and vote through the Internet, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the Special Meeting. For specific instructions on how to vote your shares, please refer to the section entitled Voting Instructions; Voting of Proxies in the proxy statement.
By Order of the Board of Directors,
/s/ Dr. Richard Kang
President and Chief Executive Officer
Boston, Massachusetts
        , 2021

GENERAL INFORMATION	1
SOLICITATION OF PROXIES	2
VOTING	3
AVAILABILITY OF CERTAIN DOCUMENTS	8
PROPOSAL 1 — APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK IN CONNCTION WITH MILESTONE PAYMENTS THAT MAY BECOME PAYABLE IN THE FUTURE TO FORMER EQUITYHOLDERS OF ANA THERAPEUTICS, INC. PURSUANT TO NASDAQ LISTING RULES 5635(A) AND 5635(B)	9
PROPOSAL 2 — AUTHORIZATION TO ADJOURN THE SPECIAL MEETING	13

NeuroBo Pharmaceuticals, Inc.
200 Berkeley Street, 19th Floor
Boston, Massachusetts 02116
PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, MARCH 12, 2021
GENERAL INFORMATION
This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of NeuroBo Pharmaceuticals, Inc., a Delaware corporation (“NeuroBo,” the “Company,” “we” or “our”), to be used at our Special Meeting of Stockholders (the “Special Meeting”) scheduled for       , 2021 at 5:00 p.m., Eastern Time. The Special Meeting will be held virtually via live webcast by visiting http://www.meetingcenter.io/206142887, passcode NRBO2021.
This Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and proxy card are first being mailed to stockholders on or about      , 2021. Whenever we refer in this Proxy Statement to the “Special Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the       , 2021 meeting.
Holders of record of our Common Stock, par value $0.001 per share (“Common Stock”), at the close of business on       , 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. On that date, there were       shares entitled to be voted.
We encourage you to vote your shares, either by attending the virtual Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you vote via the Internet or telephone or execute the attached paper proxy card, the individuals designated will vote your shares according to your instructions.
If you indicate when voting via the Internet that you wish to vote as recommended by the Board or if you execute the enclosed paper proxy card but do not give instructions, your proxy will be voted as follows: (1) FOR the approval of the issuance of shares of our Common Stock for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), and (2) FOR the authorization to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals. If your shares are held in a stock brokerage account or by a bank or other nominee, see the information under the heading Voting — Broker authority to vote.
Information on how you may vote at the Special Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Special Meeting virtually), as well as how you can revoke a proxy, is contained in this Proxy Statement under the headings Solicitation of Proxies and Voting.
Our Notice of Special Meeting of Stockholders, Proxy Statement, our form of proxy card, our Current Report on Form 8-K relating to the ANA Acquisition filed with the SEC on       , 2021, and 2019 Annual Report to Stockholders are available for viewing, downloading and printing at:
https://www.neurobopharma.com/financial-information/sec-filings

SOLICITATION OF PROXIES
General
The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal.
Purpose of the Special Meeting
We are holding the Special Meeting in order to seek stockholder approval, in accordance with applicable rules of the Nasdaq Capital Market, of the issuance of our common shares in settlement of potential milestone payment obligations that may become payable by us in the future to former securityholders of ANA Therapeutics, Inc., a Delaware corporation (“ANA”), pursuant to that certain Agreement and Plan of Merger, dated December 31, 2020 (the “Merger Agreement”), by and among NeuroBo, Shelby Merger Sub 1, Inc., a Delaware corporation, Shelby Merger Sub 2, LLC, a Delaware limited liability company, ANA and Akash Bakshi, solely in his capacity as representative of the securityholders of ANA (the “Representative”).
Acquisition of ANA
We are providing below a summary of the key terms of the acquisition of ANA (the “ANA Acquisition”) that we believe are helpful to a voting decision with respect to the issuance of our ordinary shares in settlement of potential milestone payment obligations that may become payable in the future to former securityholders of ANA pursuant to the Merger Agreement. The below highlights selected information contained in this Proxy Statement and may not contain all of the information that is important to you and does not contain a summary of all material terms of the ANA Acquisition. We urge you to read this entire Proxy Statement carefully, including the documents incorporated by reference in this Proxy Statement, before voting. For more information regarding the ANA Acquisition in particular, see PROPOSAL 1 — APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK IN CONNECTION WITH MILESTONE PAYMENTS THAT MAY BECOME PAYABLE IN THE FUTURE TO FORMER EQUITYHOLDERS OF ANA THERAPEUTICS, INC. PURSUANT TO NASDAQ LISTING RULES 5635(a) AND 5635(b) and our Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2021.
Record Date; Quorum
Only holders of record of common stock at the close of business on        (the “Record Date”) will be entitled to vote at the Special Meeting. At the close of business on the Record Date,       shares of common stock were outstanding and entitled to vote.
The holders of a majority of the outstanding shares of stock entitled to vote at the Special Meeting as of the record date must be present, in person, by remote communication, if applicable, or by proxy duly authorized at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote electronically at the Special Meeting or if you have properly submitted a proxy.

VOTING
Voting Rights; Required Vote
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Appraisal rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name.   If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the virtual Special Meeting, or vote in advance through the Internet or by mail.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.   If on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the virtual Special Meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Special Meeting. Please refer to the section entitled “Voting Instructions; Voting of Proxies” below.
Votes Required to Adopt Proposals.   The affirmative vote of the holders of a majority of the votes properly cast at the Special Meeting is required for approval of Proposals 1 and 2.
A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote).
In the vote on the other proposals to be considered at the Special Meeting, abstentions and broker non-votes are counted for purposes of establishing a quorum, but will not affect the outcome of the vote. A broker non-vote occurs when a broker or other nominee submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers.
Recommendations of the Board on Each of the Proposals Scheduled to be Voted on at the Special Meeting
The Board of Directors recommends that you vote FOR the approval of the issuance of our Common Stock for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b) (Proposal 1), and FOR approval of the authorization to adjourn the Special Meeting (Proposal 2), if necessary or advisable, to solicit additional proxies in favor of Proposal 1 if there are not sufficient votes to approve Proposal 1.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
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Vote at the virtual Special Meeting — to vote during the virtual Special Meeting, register and log into the meeting per the instructions above. You will have the opportunity to vote during the virtual Special Meeting.

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Vote through the Internet — you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•
Vote by mail — complete, sign and date the accompanying proxy card and return it as soon as possible before the Special Meeting in the envelope provided. If the postage-paid envelope is missing, please mail your completed proxy card to the attention of our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts 02116.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote on the Internet as instructed by your broker or bank. To vote online during the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent and register for the virtual Special Meeting as described above. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.
Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on       , 2021. Submitting your proxy, whether through the Internet or by mail, will not prevent a stockholder from attending the Special Meeting, revoking their earlier-submitted proxy, and voting electronically at the virtual Special Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. You may either vote “FOR” all of the nominees to the Board, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the virtual Special Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Special Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above).
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:
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delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•
signing and delivering a proxy bearing a later date;

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voting again through the Internet; or

•
attending and voting at the virtual Special Meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting. The preliminary voting results will be announced at the Special Meeting and posted on our website at http://ir.neurobopharma.com. The final results will be tallied by the inspector of elections and disclosed in a current report on Form 8-K, which we intend to file with the SEC within four business days of the Special Meeting.
Votes necessary to approve each proposal
For each of the approval of the issuance of our Common Stock for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b) (Proposal 1), and approval of the authorization to adjourn the Special Meeting (Proposal 2), the affirmative vote of a majority of the votes cast is required to approve each of these proposals. This means that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Abstentions and broker non-votes are not considered votes cast for the forgoing purpose, and will have no effect on Proposals 1 or 2.
Where can I find more information about the terms of the ANA Acquisition?
We are including in this Proxy Statement a summary of the material terms of the ANA Acquisition because we believe an understanding of the ANA Acquisition is necessary in order to make an informed voting decision with respect to the potential issuance of our securities in connection with Milestone Payments (as defined below) that may become due in the future under the terms of the Merger Agreement. We are not seeking stockholder approval or ratification of the ANA Acquisition because the transaction has been consummated and the issuance of the consideration paid at closing did not require stockholder approval. Your vote will determine whether we will have the ability to elect to pay certain Milestone Payments that are earned in the future in Common Stock (or if we will instead be required to make such Milestone Payments in cash). A summary of the terms of the ANA Acquisition is set forth below.
We consummated the ANA Acquisition on December 31, 2020 pursuant to the Merger Agreement. The consideration paid at closing (the “Closing Consideration”) to certain of the former securityholders of ANA (the “ANA Equityholders”) consisted of 3,243,875 unregistered shares of our Common Stock, as adjusted pursuant to the terms of the Merger Agreement.
Pursuant to the Merger Agreement, following the closing of the Merger (as defined in the Merger Agreement), we are obligated to pay milestone payments (each, a “Milestone Payment”) to certain persons identified in the Merger Agreement (each a “Stakeholder” and collectively, the “Stakeholders”) in the form, time and manner as set forth in the Merger Agreement, upon the achievement of the following milestone events set forth below by us or any of our affiliates (each, a “Milestone Event”):
(i)
Development Milestones.

Milestone Event	Milestone Payment
First receipt of Marketing Approval (as defined in the Merger Agreement) from the FDA for any Niclosamide Product (as defined in the Merger Agreement)	$45.0 million

(ii)
Sales Milestones.

Milestone Event – Worldwide Cumulative Net Sales of a Niclosamide Product equal to or greater than:	Milestone Payment
$500 million	$9.0 million
$1 billion	$13.5 million
$3 billion	$36.0 million
$5 billion	$72.0 million

Additionally, pursuant to the Merger Agreement, we are obligated to pay a royalty of two and a half percent (2.5%) of annual worldwide net sales of each Niclosamide Product (as defined in the Merger Agreement) (each such payment, a “Royalty Payment”) to the Stakeholders in the form, time and manner as set forth in the Merger Agreement, following the first commercial sale of each Niclosamide Product on a country-by-country and Niclosamide Product-by-Niclosamide Product basis.
If, at the closing of the Merger, the fair market value of the Milestone Payments and Royalty Payments (the “Contingent Consideration”), as determined by an independent valuation firm nationally recognized in valuation matters selected by ANA and reasonably acceptable to us (the “Contingent Consideration Value”), is greater than 60% of the Total Consideration Value (as defined in the Merger Agreement), no more than 60% of each Milestone Payment may be paid in cash and the remainder is required to be paid in our Common Stock (any such shares, “Milestone Consideration Shares”). The Company’s current estimate of the fair market value of the Contingent Consideration, which has not yet been finalized, is approximately $4.76 million.
We will have the option to pay the Contingent Consideration in shares of our Common Stock, but the number of shares of our common stock to be issued in connection with each Milestone Payment or Royalty Payment, if any, are not currently determinable. The number of shares to be issued in such event will be calculated by dividing the Milestone Payment or Royalty Payment due, as applicable, by the average of the closing sale prices per share of the Company’s common stock as reported on the Nasdaq for the ten (10) trading day period ending on the day before such payment is to be made.
The Merger Agreement further provides that NeuroBo and the Representative may agree that the payment of certain Milestone Payments be in the form of the NeuroBo’s Common Stock. If the Representative and NeuroBo have agreed to pay a portion of a Milestone Payment in shares of NeuroBo Common Stock, any such payments shall be made in accordance with Nasdaq Listing Rule 5635, and if necessary shall have been approved by the stockholders of NeuroBo prior to issuance.
To better understand Proposal 1 and the ANA Acquisition, you should carefully read this entire document and the other documents to which we refer. For a more detailed discussion of the ANA Acquisition, please see the section entitled “Proposal 1 — APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK IN CONNECTION WITH MILESTONE PAYMENTS THAT MAY BECOME PAYABLE IN THE FUTURE TO FORMER SECURITYHOLDERS OF ANA THERAPEUTICS, INC. PURSUANT TO NASDAQ LISTING RULES 5635(a) AND 5635(b).”
Why is stockholder approval necessary in order to pay Milestone Payments in stock?
Our Common Stock is listed on the Nasdaq Capital Market, and we are subject to the Nasdaq listing standards set forth in its Marketplace Rules. Although we were not required to obtain stockholder approval in connection with the issuance of the Closing Consideration because the shares of our Common Stock issued at closing constituted less than 20% of our outstanding shares, we are required under Marketplace Rules 5635(a) and 5635(b) to seek stockholder approval for the issuance of shares of Common Stock in connection with the Milestone Payments as further described below.
Marketplace Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company, including pursuant to an “earn-out” or similar provision, where due to the present or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock), other than a public offering for cash, the Common Stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding Common Stock prior to the issuance. The Closing Consideration that we have already issued to the ANA Equityholders did not constitute more than 20% of our total shares of Common Stock outstanding, so we were not required to obtain stockholder approval for the issuance of these shares. The Closing Consideration constituted an amount of our Common Stock equivalent to approximately 19.7% of our outstanding Common Stock as of December 31, 2020, the execution date of the Merger Agreement. The issuance of additional shares of Common Stock to ANA Equityholders in connection with the Milestone Payments would be aggregated with the shares we issued as Closing Consideration for purposes of Nasdaq Marketplace Rule 5635(a). Accordingly, issuing additional shares of Common Stock as Milestone Payments to the ANA Equityholders may result in the aggregate number of shares issued by us in connection with the ANA Acquisition to exceed 20% of our total shares outstanding prior to the ANA Acquisition. Therefore, we are requesting stockholder approval for Proposal 1 under this Nasdaq listing standard to ensure that we have stockholder approval to issue shares of Common Stock as Milestone Payments to the extent that any such shares issued, when aggregated with shares previously issued in connection with the ANA Acquisition, exceed 20% of our Common Stock outstanding prior to the ANA Acquisition. To the extent a Milestone Event is achieved and we pay the corresponding Milestone Payment in shares of our Common Stock, the shares would be valued pursuant to a formula based on the then-market price of our Common Stock.
Pursuant to the Merger Agreement, we agreed to seek stockholder approval following the execution of the Merger Agreement for the possible issuance of shares of our Common Stock pursuant to the Merger Agreement in excess of 19.99% of our outstanding shares.
What will happen if stockholder approval is not obtained to issue shares of Common Stock in excess of 19.99% of our outstanding shares in connection with Milestone Payments?
If we do not obtain stockholder approval to issue Common Stock in excess of 19.99% of our outstanding shares in connection with Milestone Payments, pursuant to the Merger Agreement, we would not be able to make certain Milestone Payments in shares of Common Stock to the extent Milestone Events are achieved resulting in the aggregate number of shares to be issued by us exceeding 20% of our total shares outstanding prior to the ANA Acquisition. In the event we do not have stockholder authorization to pay certain of the Milestone Payments in shares of Common Stock, we will instead be required to make such Milestone Payments in cash.
Other matters to be decided at the Special Meeting
We do not know of any other matters that may be presented for action at the Special Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.
Postponement or adjournment of the Special Meeting
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
Results of the voting at the Special Meeting
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Multiple proxy cards or voting instruction forms
If you receive multiple proxy cards, it means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

AVAILABILITY OF CERTAIN DOCUMENTS
Householding of Special Meeting materials
The Company and some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our Proxy Statement is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, Office 19th Floor, Boston, Massachusetts 02116 or (857) 702-9600. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Additional information
We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at https://www.neurobopharma.com/financial-information/sec-filings or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report for the year ended December 31, 2019, without charge to any stockholder upon written or oral request to our Investor Relations Department at NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts 02116 or (857) 702-9600.
If you have any questions or require any assistance with voting your shares, please contact Dr. Richard Kang, our President and Chief Executive Officer, at (857) 702-9600.

PROPOSAL 1 — APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK IN CONNECTION WITH MILESTONE PAYMENTS THAT MAY BECOME PAYABLE IN THE FUTURE TO FORMER EQUITYHOLDERS OF SPITFIRE PHARMA, INC. PURSUANT TO NASDAQ LISTING RULES 5635(a) AND 5635(b)
Background
On December 31, 2020, we entered into and consummated the Merger Agreement. ANA was a privately held biotechnology company developing ANA-001, a proprietary capsule formulation of niclosamide for coronavirus indications, currently in Phase 2/3 clinical trials as a treatment for COVID-19. Effective December 31, 2020, the Company assumed ANA’s $179,996 in available cash. ANA’s research and development expenses and net loss from its March 2020 inception through September 30, 2020 were $2,597,651 and $3,213,975, respectively.
The Closing Consideration paid to the ANA Equityholders consisted of 3,243,875 unregistered shares of Common Stock, as adjusted pursuant to the terms of the Merger Agreement. Based on the closing price of our Common Stock on December 31, 2020 of $5.25 per share and closing cash payable, the fair value of the Closing Consideration was $17,030,506, or approximately 19.7% of the Company’s $86,243,361 market capitalization as of such date.
Pursuant to the Merger Agreement, following the closing of the Merger, we are obligated to pay the Milestone Payments to the Stakeholders in the form, time and manner as set forth in the Merger Agreement, upon the achievement of the following Milestone Events:
(i)
Development Milestones.

Milestone Event	Milestone Payment
First receipt of Marketing Approval (as defined in the Merger Agreement) from the FDA for any Niclosamide Product (as defined in the Merger Agreement)	$45.0 million

(ii)
Sales Milestones.

Milestone Event – Worldwide Cumulative Net Sales of a Niclosamide Product equal to or greater than:	Milestone Payment
$500 million	$9.0 million
$1 billion	$13.5 million
$3 billion	$36.0 million
$5 billion	$72.0 million
Additionally, pursuant to the Merger Agreement, we are obligated to pay a royalty of two and a half percent (2.5%) of annual worldwide net sales of each Niclosamide Product (as defined in the Merger Agreement) (each such payment, a “Royalty Payment”) to the Stakeholders in the form, time and manner as set forth in the Merger Agreement, following the first commercial sale of each Niclosamide Product on a country-by-country and Niclosamide Product-by-Niclosamide Product basis.
If, at the closing of the Merger, the fair market value of the Milestone Payments and Royalty Payments, as determined by an independent valuation firm nationally recognized in valuation matters selected by ANA and reasonably acceptable to us, is greater than 60% of the Total Consideration Value, no more than 60% of each Milestone Payment may be paid in cash and the remainder shall be paid in Milestone Consideration Shares. The Company’s current estimate of the fair market value of the Contingent Consideration, which has not yet been finalized, is approximately $4.76 million.
We will have the option to pay the Contingent Consideration in shares of our Common Stock, but the number of shares of our common stock to be issued in connection with each Milestone Payment or Royalty Payment, if any, are not currently determinable. The number of shares to be issued in such event will be calculated by dividing the Milestone Payment or Royalty Payment due, as applicable, by the average of the closing sale prices per share of the Company’s common stock as reported on the Nasdaq for the ten (10) trading day period ending on the day before such payment is to be made.

The Merger Agreement further provides that NeuroBo and the Representative may agree that the payment of certain Milestone Payments be in the form of the Common Stock. If the Representative and NeuroBo have agreed to pay a portion of a Milestone Payment in shares of Common Stock, any such payments shall be made in accordance with Nasdaq Listing Rule 5635, and if necessary shall have been approved by the stockholders of NeuroBo prior to issuance.
Reasons for Seeking Stockholder Approval
Our Common Stock is listed on the Nasdaq Global Market, and we are subject to the Nasdaq listing standards set forth in its Marketplace Rules (the “Marketplace Rules”). Although we were not required to obtain stockholder approval in connection with the issuance of the Closing Consideration because the shares of our Common Stock issued at closing constituted less than 20% of our outstanding shares and did not constitute a change of control, we are required under Marketplace Rules 5635(a) and 5635(b) to seek stockholder approval for the issuance of shares of Common Stock in connection with the Milestone Payments as further described below.
Nasdaq Marketplace Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company, including pursuant to an “earn-out” or similar provision, where due to the present or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock), other than a public offering for cash, the Common Stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding Common Stock prior to the issuance. The Closing Consideration that we have already issued to the ANA Equityholders did not constitute more than 20% of our total shares of Common Stock outstanding, so we were not required to obtain stockholder approval for the issuance of these shares. The Closing Consideration constituted an amount of our Common Stock equivalent to approximately 19.7% of our outstanding Common Stock as of December 31, 2020, the execution date of the Merger Agreement. The issuance of additional shares of Common Stock to former the ANA Equityholders in connection with the Milestone Payments would be aggregated with the shares we issued as Closing Consideration for purposes of Nasdaq Marketplace Rule 5635(a). Accordingly, issuing additional shares of Common Stock as Milestone Payments to the ANA Equityholders may result in the aggregate number of shares issued by us in connection with the ANA Acquisition exceeding 20% of our total shares outstanding prior to the ANA Acquisition. Therefore, we are requesting stockholder approval for Proposal 1 under this Nasdaq listing standard to ensure that we have stockholder approval to issue shares of Common Stock as Milestone Payments to the extent that any such shares issued, when aggregated with shares previously issued in connection with the ANA Acquisition, exceed 20% of our Common Stock outstanding prior to the ANA Acquisition. To the extent a Milestone Event is achieved and we pay the corresponding Milestone Payment in shares of our Common Stock, the shares would be valued pursuant to a formula based on the then-market price of our Common Stock.
Pursuant to the Merger Agreement, we agreed to seek stockholder approval following the execution of the Merger Agreement for the possible issuance of shares of our Common Stock pursuant to the Merger Agreement in excess of 19.99% of our outstanding shares.
Nasdaq Rule 5635(b) requires stockholder approval for issuances of securities that will result in a “change of control” of the issuer, and Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group of investors, acting together, would own, or have the right to acquire, 20% or more of our shares of Common Stock or voting power then issued and outstanding and such ownership or voting power would be the largest ownership position of the Company.
Pursuant to the Marketplace Rules, the 3,243,875 shares issued to the ANA Equityholders are not entitled to vote on this Proposal 1 and are not counted in determining votes cast for purposes of this Proposal 1.
Consequences of Not Approving this Proposal
If this Proposal 1 is not approved by the stockholders, we would not be able to make certain Milestone Payments in shares of Common Stock to the extent Milestone Events are achieved resulting in the aggregate number of shares to be issued by us exceeding 20% of our total shares outstanding prior to the ANA

Acquisition. In such event, we would need to make the Milestone Payments in cash, in order to maintain compliance with applicable Nasdaq listing requirements. We expect we would need to raise additional financing if we are required to make such Milestone Payments in cash to the extent any Milestones are achieved.
Furthermore, in the event this proposal is not approved, we intend to solicit such approval at another special meeting.
Consequences of Approving the Proposal
If this Proposal 1 is approved and we obtain stockholder authorization to issue in connection with the Merger Agreement shares of Common Stock in excess of 20% of our outstanding shares, pursuant to the terms of the Merger Agreement, if the value of the Contingent Consideration is greater than 60% of the Total Consideration Value (as defined in the Merger Agreement), than at least 40% of each Milestone Payment payable to the ANA Equityholders will be paid by the Company in shares of our Common Stock. The actual number of shares that may become issuable as Milestone Payments will depend on multiple factors including the Milestone Events that are actually achieved, the amount of the corresponding Milestone Payments that are paid in shares of our Common Stock, and the market price of our Common Stock at the time that we pay the corresponding Milestone Event in shares of our Common Stock. While we believe that having the ability to pay Milestone Payments in shares of Common Stock offers benefits to the Company and its stockholders, including conservation of cash, the payment of Milestone Payments in shares of Common Stock may cause substantial dilution to the equity interest of our current stockholders.
Interests of Directors and Executive Officers
Appointment of Akash Baksi as a Director
In connection with the Merger, on December 31, 2020, Akash Bakshi was appointed as a Class II director to the Board and also as its Chief Operating Officer and Senior Vice President. In connection therewith, the size of the Board increased by resolution from seven to eight directors, in accordance with NeuroBo’s Third Amended and Restated Certificate of Incorporation, as amended. Mr. Bakshi does not serve on any committees of the Board.
Pursuant to an Employment Agreement between NeuroBo and Mr. Bakshi (the “Employment Agreement”), effective as of the closing of the Merger, Mr. Bakshi has been appointed as Chief Operating Officer and Senior Vice President of the Company, reporting to Company’s Chief Executive Officer and Board of Directors. Such agreement provides for cash compensation of $250,000 per year, plus an opportunity to earn an annual bonus based on the criteria set forth in the Company’s key performance indicators set by the Board. Mr. Bakshi will also eligible to receive a grant of an option to purchase shares the Company’s stock, in an amount consistent with that granted in similarly situated executive officers. The Employment Agreement also includes standard benefits, as well as customary intellectual property assignment and confidentiality provisions that are customary in the Company’s industry.
If Mr. Bakshi’s employment is terminated by the Company without Cause or by Mr. Bakshi for Good Reason (as each term is defined in the Employment Agreement), Mr. Bakshi will be entitled to (a) six months’ base salary and (b) base salary and benefits accrued through the date of termination.
In connection with the closing of the ANA Acquisition, in respect of Mr. Bakshi’s capacity as a former ANA securityholder, we issued 884,072 shares to Mr. Bakshi. Mr. Bakshi is also entitled to a pro rata portion of any Milestone Payments.
Support Agreements
In connection with the execution of the Merger Agreement, we and ANA entered into stockholder support agreements (the “Support Agreements”) with certain of our stockholders, including our directors and officers. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder (i) in favor of Proposal 1; (ii) in favor of any other matter reasonably necessary to the approval of the Milestone Payment

Proposal and considered and voted upon by the stockholders of NeuroBo in connection therewith; and (iii) to approve any proposal to adjourn or postpone any such meeting to a later date, if there are not sufficient votes present or represented at such meeting to approve such Milestone Payment Proposal (i.e., Proposal 2).
Description of the Common Stock That May Be Issued In Connection With Milestone Payments
The shares of Common Stock to be issued upon achievement of a Milestone Event, if any, will be the same class of common stock that we have listed on the Nasdaq Capital Market under the trading symbol “NRBO”. Any issuance of Common Stock in connection with the Milestone Payments will dilute the beneficial ownership of the current holders of our Common Stock. Holders of our Common Stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.
Additionally, the Merger Agreement provides that we will prepare and file or cause to be prepared and filed with the SEC, as soon as practicable following closing of the Merger (but in no event later than April 21, 2021), a registration statement for an offering to be made on a continuous basis, pursuant to Rule 415 of the Securities Act of 1933, as amended, or any successor thereto, registering the resale from time to time by the Stakeholders and their permitted transferees of all of the shares of Common Stock issued as consideration for the Merger.
No Appraisal Rights
Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal and the Company will not independently provide stockholders with any such rights.
Vote Required
Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the approval of this Proposal 1. The affirmative votes of a majority of the votes cast by our stockholders is required to approve this Proposal 1. This means that the majority of the shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. Pursuant to Nasdaq Listing Rule 5635(a) and applicable guidance, the ANA Equityholders are not entitled to vote the shares of our Common Stock that have been issued pursuant to the Merger Agreement with respect to this Proposal 1.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK PURSUANT TO NASDAQ LISTING RULES 5635(a) AND 5635(b).

PROPOSAL 2 — AUTHORIZATION TO ADJOURN THE SPECIAL MEETING
General
If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve the forgoing proposals described in this Proxy Statement, the Company may move to adjourn the Special Meeting at that time in order to enable our Board of Directors to solicit additional proxies.
In this Proposal 2, we are asking our stockholders to authorize the Company to adjourn the Special Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event that there are not sufficient votes to approve Proposal 1 as described in this Proxy Statement. If our stockholders approve this Proposal 2, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Proposal 2 could mean that, even if we had received proxies representing a sufficient number of votes to defeat the forgoing proposals, we could adjourn the Special Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.
If it is necessary or advisable to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Vote Required
Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the approval of this Proposal 2. A majority of the votes cast by our stockholders is required to approve this Proposal 2. This means that the majority of the shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Abstentions will have no effect on Proposal 2. Because Proposal 2 is considered “routine” for these purposes, there will not be any broker non-votes for this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE FOR THIS PROPOSAL TO AUTHORIZE THE ADJOURNMENT OF THE SPECIAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our capital stock as of the Record Date, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our current executive officers and directors as a group.

The table lists applicable percentage ownership based on          shares of common stock outstanding as of the Record Date. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of the Record Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for each person or entity listed in the table is c/o NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.
	SHARES BENEFICIALLY OWNED
NAME AND TITLE OF BENEFICIAL OWNER	NUMBER	PERCENT
Greater than 5% stockholders
JK BioPharma Solutions, Inc.(1)	1,817,842	%
Dong-A ST Co., Ltd.(2)	2,880,612	%
E&Investment, Inc.(3)	7,321,789	%
Roy Lester Freeman(4)	1,456,160	%
Directors and Named Executive Officers
Dr. Richard Kang, President, Chief Executive Officer, Interim Chief Financial Officer, Secretary, Treasurer and Director(1)	—	—
Na Yeon (Irene) Kim, Director(3)(5)	7,343,155	%
Jeong Gyun Oh, Director(1)(5)	1,839,508	%
Jason Groves, Director(5)	21,666	*
Michael Salsbury, Director(5)	21,666	*
Akash Bakshi, Director(5)	884,072	%
Steven Gullans, former Director, former Chief Executive Officer and President(5)(6)	23,667	*
Douglas J. Swirsky, Chair of the Board of Directors(7)	8,333	*
Charles Bisgaier, former Chief Scientific Officer and former Chairman of our Board of Directors(8)	58,012	*
All current executive officers and directors as a group (7 persons, not including Charles Bisgaier and Steven Gullans)	10,118,400	%

*
Represents beneficial ownership of less than one percent.

(1)
Based on the Company’s review of a filing made on a Schedule 13D on January 10, 2020 with the SEC. JK BioPharma Solutions, Inc. (“JK”) owns 1,817,842 shares of common stock. Mr. Oh may be deemed a beneficial owner of JK’s 1,817,842 shares due to the fact that Mr. Oh is one of two directors of JK. Mr. Oh’s beneficial ownership excludes (and he disclaims beneficial ownership of) 240,051 shares of common stock held by his spouse, Eun Soo Kang. The business address of Mr. Oh and the address of the principal executive offices of JK is 1 Research Court, Suite 370, Rockville, MD 20850.

(2)
Solely based on the Company’s review of filings made on a Schedule 13G on January 9, 2020 with the SEC. Dong-A ST Co., Ltd. is a South Korean corporation. The address of Dong-A ST Co., Ltd. Is 64, Cheonho-daero, Dongdaemun-gu, Seoul, Republic of Korea.

(3)
Based on the Company’s review of filings made on a Schedule 13D on January 10, 2020 with the SEC. The Schedule 13D was filed by The E&Healthcare Investment Fund II (“Fund II”), The E&Healthcare Investment Fund No. 6 (“Fund 6”), The E&Healthcare Investment Fund No. 7 (“Fund 7”), E&Investment, Inc (“GP”), and Irene Kim. Fund II beneficially owns 4,335,800 shares of common stock, Fund 6 beneficially owns 1,121,190 shares of common stock, Fund 7 beneficially owns 1,864,799 shares of common stock, GP beneficially owns 7,321,789 shares of common stock, and Ms. Kim beneficially owns 7,321,789 shares of Common Stock. The business address of Ms. Kim and the address of the principal office of the entity entities noted in this footnote is 16th floor, Yeoksam I-Tower, 326, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea 06211.

(4)
Solely based on the Company’s review of filings made on a Schedule 13G on February 13, 2020 with the SEC. The address of Mr. Freeman is 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

(5)
Each Director of the Company (other than Dr. Kang, Mr. Bakshi and Mr. Swirsky) was issued a stock option to purchase 60,000 shares of common stock on January 13, 2020. The option expires January 12, 2030, has an exercise price of $8.39, and vests in 36 equal monthly installments beginning on February 29, 2020, subject to continued service with the Company, such that the option will be fully vested on the third anniversary of the date of grant. 18,333 shares underlying the option are vested as of the Record Date and an additional 3,333 shares underlying the option will become vested within 60 days of the Record Date, subject to continued service with the Company. In the case of Dr. Gullans, represents vested options to purchase 11,667 shares of common stock, as the remaining options were cancelled in connection with his August 30, 2020 resignation from the Board.

(6)
Includes 12,000 shares owned by Dr. Gullans.

(7)
Represents shares underlying outstanding stock options that are vested or will become vested within 60 days of the Record Date.

(8)
Based on the Company’s review of a filing made on a Schedule 13D/A on January 10, 2020 with the SEC. Dr. Bisgaier beneficially owns an aggregate of 58,012 shares of common stock (of which he holds sole voting and dispositive power with respect to 57,243 shares of common stock, individually and as trustee of The Charles L. Bisgaier Trust, and of which he holds shared voting and dispositive power with respect to 769 shares of common stock as a member of the Bisgaier Family, LLC). The principal business address for Dr. Bisgaier is 43334 Seven Mile Rd., Suite 100 Northville, MI 48167.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The SEC allows the Company to “incorporate by reference” certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We are incorporating by reference the following, which include the information required by Item 13(a) of Schedule 14A and further information concerning the transactions described in Proposal 1:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 (filed with the SEC on May 20, 2020), June 30, 2020 (filed with the SEC on November 13, 2020), and September 30, 2020 (filed with the SEC on November 13, 2020);

•
our Current Reports on Form 8-K filed with the SEC on April 14, 2020, May 26, 2020, June 18, 2020, September 2, 2020, January 6, 2021, January 13, 2021, January 21, 2021 and March 1, 2021 excluding any information deemed “furnished” and not “filed” pursuant to Item 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such item; and

•
the description of our Common Stock contained in our registration statement on Form 8A filed on June 20, 2016, including any amendments or reports filed for the purpose of updating such description.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to our Corporate Secretary at NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, Office 19th Floor, Boston, Massachusetts 02116. A request for copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on        , 2021.

111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111111C123456789000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card. OnlineGoto www.investorvote.com/NRBO If no electronic voting, Q cod n o r #or scan the QR code — login details are∆≈located in the shaded bar below. PhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/NRBO Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+A 1. Vote to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance of shares of our Common Stock in connection with the occurrence of Milestone Payments that may become payable in the future to former securityholders of ANA Therapeutics, Inc., pursuant an Agreement and Plan of Merger we entered into onDecember 31, 2020; and 2. Vote to approve the authorization to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 1 if there are not sufficient votes to approve Proposal 1. Note: The proxies are authorized to vote in their discretion upon such other business as may properly come before the special meeting or any postponement or adjournment thereof.BPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 11111111111111111111111111111111111 C 1234567890J N T1 U P X4 9 0 1 0 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03DQ4A The 2021 Special Meeting of Shareholders of NeuroBo Pharmaceuticals Inc. will be held onMarch 12, 2021 at 10:00 a.m. Eastern Time, virtually via the internet at http://www.meetingcenter.io/206142887. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.The password for this meeting is — NRBO2021.Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at: www.investorvote.com/NRBO q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProxy — NeuroBo Pharmaceuticals Inc.+Notice of 2021 Special Meeting of StockholdersProxy Solicited by Board of Directors for Special Meeting — 10:00 a.m. Eastern Time — March 12, 2021Richard Kang, or any of them, each with the power of substitution, are hereby appointed as proxies and authorized to represent the undersigned and vote all of the shares of common stock of NeuroBo Pharmaceuticals Inc. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of NeuroBo Pharmaceuticals Inc. to be held virtually on March 12, 2021 at 10:00 a.m. Eastern Time and at any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters set forth, and as designated, on the reverse side of this ballot, with discretionary authority as to such other matters as may properly come before the special meeting and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are indicated, this proxy will be voted in accordance with the recommendations of the Board of Directors.The proxy holders are authorized to vote in their discretion upon such other business as may properly come before the special meeting or any postponement or adjournment thereof. (Items to be voted appear on reverse side) C Change of Address — Please print new address below.Comments — Please print your comments below.Meeting AttendanceMark box to the right if you plan to attend the Special Meeting. +